Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Tax, Inc. (formerly known as JTH Holding, Inc.):

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/KPMG LLP

Norfolk, Virginia
October 23, 2014